UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street Minneapolis, MN 55431
(Address of principal executive offices) (Zip Code)

(952) 887-3131
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers

The Company has entered into new Change in Control agreements (“CIC Agreement”) with its named Executive Officers and certain other Executive Officers that will be effective on August 1, 2008 upon the termination of the current form of CIC Agreement. The new form of CIC Agreement has been approved by the Board of Directors, and on April 28, 2008 the Company gave notice that the existing CIC Agreements were to be terminated effective August 1, 2008. The Company has subsequently entered into the new CIC Agreement with the recipients during the months of May and June. The new form of CIC Agreement has been revised to reflect the changes to Section 409A of the Internal Revenue Code and to eliminate or reduce certain benefits as follows:

•

Elimination of the walk-away right in the prior CIC Agreement that gave the Executive Officer the right to terminate and receive CIC benefits during a one month period commencing 12 months after a CIC occurs.

•

A reduction of the lump sum payment of a cash severance multiplier times the Executive Officer’s “Annual Compensation” (the sum of the Executive Officer’s base salary plus the Executive Officer’s target cash incentive from the Officer Annual Cash Incentive Plan as follows:

o	The CEO – No Change – 3 times Annual Compensation
o	Senior Vice Presidents – reduced from 3 times to 2 times Annual Compensation
o	Vice Presidents – reduced from 3 times to 1 times Annual Compensation
•	The elimination of the tax gross up benefits for all Executive Officers other than the CEO.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 3, 2008

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell

Name: Norman C. Linnell
Title: Vice President, General Counsel and
Secretary